UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 15, 2005 (July 14, 2005)

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with Larry D. Edwards’ retirement as CEO of Global Power Equipment Group Inc. (“GEG”) on June 30, 2005 (the “Retirement Date”), GEG and Mr. Edwards entered into an Amended and Restated Global Power Equipment Group Inc. Non-Qualified Stock Option Agreement Under the 2004 Stock Incentive Plan dated July 14, 2005 (the “Amended Agreement”). A copy of the Amended Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The Amended Agreement amends and restates the Non-Qualified Stock Option Agreement dated as of December 21, 2004 between GEG and Mr. Edwards (the “Original Agreement”) pursuant to which Mr. Edwards, in his capacity as CEO, was awarded options to purchase up to 75,000 shares of GEG common stock at an exercise price of $9.76 per share (the “2004 Award”). As previously reported, Mr. Edwards will continue to serve as chairman of the board of directors of GEG. Under the Amended Agreement, any stock options granted to Mr. Edwards pursuant to the 2004 Award which have not been previously exercised will expire and be forfeited 90 days after Mr. Edwards no longer serves as a member of GEG’s board of directors. Under the Original Agreement, any remaining unexercised stock options under the 2004 Award would have expired 90 days after Mr. Edwards’ Retirement Date. The Amended Agreement does not change the vesting schedule or exercise price set forth in the Original Agreement.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed herewith:

10.1	Amended and Restated Global Power Equipment Group Inc. Non-Qualified Stock Option Agreement Under the 2004 Stock Incentive Plan, dated July 14, 2005, between Global Power Equipment Group Inc. and Larry D. Edwards.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: July 15, 2005	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

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Exhibit Index

Exhibit Number	Description
10.1	Amended and Restated Global Power Equipment Group Inc. Non-Qualified Stock Option Agreement Under the 2004 Stock Incentive Plan, dated July 14, 2005, between Global Power Equipment Group Inc. and Larry D. Edwards.

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